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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 11, 2000


                            METALLURG HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)


    Delaware                        333-60077                   23-2967577
    --------                        ---------                   ----------
(State or Other                    (Commission                (IRS Employer
 Jurisdiction of                   File Number)           Identification Number)
 Incorporation)





                                  Building 400
                              435 Devon Park Drive
                            Wayne, Pennsylvania 19087
                    (Address of Principal Executive Offices)



               Registrant's telephone number, including area code:
                                 (610) 293-0838
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ITEM 5.  PURCHASE OF NOTES OF REGISTRANT.

         On October 17, 2000, Metallurg, Inc., a wholly-owned subsidiary of Registrant, purchased $76,065,000 in face amount of Registrant's 12.75% Senior Discount Notes due 2008 (the "Notes") for approximately $20 million in cash. The Notes were purchased on the open market in several separately negotiated transactions. On a consolidated basis, Registrant will recognize an extraordinary gain of approximately $34 million on the cancellation of indebtedness.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND  EXHIBITS.


         None.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   METALLURG  HOLDINGS, INC.



Date: October 26, 2000             By:    /s/ Arthur R. Spector
                                          -----------------------------------
                                   Name:  Arthur R. Spector
                                   Title: Executive Vice President &
                                          Chief Financial Officer